EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 23, 2011 relating to the consolidated financial statements of Brookfield Asset Management Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting incorporated by reference in the Annual Report on Form 40-F of the Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

December 1, 2011